Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Nanometrics Incorporated

Milpitas, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 2005 Equity Incentive Plan of Nanometrics Incorporated, of our report dated March 26, 2010, relating to the consolidated financial statements and financial statement schedule appearing in the Company’s Annual Report on Form 10-K for the year ended January 2, 2010.

/s/ BDO USA, LLP
(formerly known as BDO Seidman, LLP)

San Francisco, California
August 25, 2011